Exhibit 23.4

观韬律师事务所 Guantao Law Firm Tel：86 10 66578066 Fax：86 10 66578016 E-mail：guantao@guantao.com http：// www.guantao.com	中国北京市西城区金融大街5号新盛大 厦B座19层 邮编：100032 19/F, Tower B, Xinsheng Plaza, 5 Finance Street, Xicheng District, Beijing 100032, China

CONSENT LETTER

October 30, 2024

To:	U Power Limited
2F, Zuoan 88 A, Lujiazui
Shanghai, People’s Republic of China

Dear Sir/Madam,

We consent to the reference to our firm in U Power Limited’s registration statement on Form F-3 (together with any future amendments or supplements thereto, the “Registration Statement”), which is filed with the U.S. Securities and Exchange Commission on the date hereof. We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Guantao Law Firm
Guantao Law Firm